DYNACARE INC.

                                   EXHIBIT 23



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



         We consent to the inclusion in this Annual Report (Form 10-K) of Dynacare Inc. of our report dated February 21, 2001, except as to Note 21, which is as of March 1, 2001, with respect to the consolidated financial statements of Dynacare Inc. included herein.

         Our audits also included the financial statement schedule of Dynacare Inc. listed in Item 14 of the Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                        /s/ ERNST AND YOUNG LLP
Toronto, Canada
March 12,  2001                                           Chartered Accountants